Exhibit 99.1

Absci Reports Business Updates and Fourth Quarter and Full Year 2023 Financial and Operating Results
Initiated IND-enabling studies for ABS-101, a potential best-in-class anti-TL1A antibody
Entered into collaboration with AstraZeneca for up to $247M in deal value, plus royalties
Strengthened balance sheet raising approximately $86M in gross proceeds through underwritten common stock offering
VANCOUVER, Wash. and NEW YORK, March 21, 2024 – Absci Corporation (Nasdaq: ABSI), a data-first generative AI drug creation company, today reported financial and operating results for the fourth quarter and year ended December 31, 2023.
"In 2023, Absci further solidified its leadership in AI-driven biologic drug discovery," said Sean McClain, Founder and CEO. "Our breakthroughs in generative AI drug creation have rapidly translated into a differentiated internal portfolio of potential best-in-class and first-in-class programs. With validating strategic industry partnerships and our recent underwritten public offering, we're poised to further advance our pipeline, enhance our AI capabilities, and expand our partnerships. These efforts reflect our commitment to innovation, promising better biologics for patients, faster."
Recent Highlights
•In January, Absci presented positive preclinical data for ABS-101, a potential best-in-class anti-TL1A antibody, which exhibited properties consistent with a potentially superior product profile. Based on further confirmatory studies, Absci selected a development candidate and initiated IND-enabling studies for ABS-101 in February 2024.
•Completed an underwritten public offering of common stock raising gross proceeds of approximately $86.4 million. Based on the company's current plans, Absci believes its existing cash and cash equivalents and short-term investments, including the net proceeds from the recent underwritten offering of common stock, will be sufficient to fund its operations into the first half of 2027.
•Entered into a collaboration with AstraZeneca to deliver an AI-designed antibody against an oncology target. Under the terms of the collaboration agreement, Absci is entitled to receive an upfront commitment, research and development funding, and milestone payments, collectively totaling up to $247 million, in addition to royalties on product sales.

Exhibit 99.1
•Entered into a partnership with PrecisionLife, a leading computational biology company driving precision medicine in complex chronic diseases, to develop a joint portfolio of potential therapeutics addressing unmet medical needs.
•Appointed Professor Sir Menelas “Mene” Pangalos to Absci's Board of Directors and as co-chair of Absci’s Scientific Advisory Board. Sir Mene, who has over 25 years of experience in drug discovery and development, is retiring from his position as the Executive Vice President of BioPharmaceuticals R&D at AstraZeneca, and joins Absci as the company scales its AI-enabled portfolio of partnered and wholly-owned asset programs.
Internal Pipeline Updates, Anticipated Progress, and 2024 Outlook
•ABS-101 (potential best-in-class anti-TL1A antibody): Absci presented early preclinical data on ABS-101 in January, with three advanced leads showing properties consistent with a potentially superior product profile, including demonstrated high affinity, high potency, favorable developability, and extended half-life. Absci used its de novo AI model to design ABS-101 toward a specific epitope with the objective for superior potency and lower immunogenicity. This target product profile, combined with anticipated high bioavailability, could ultimately improve patient experience with easier, less frequent dosing. Following further confirmatory PK studies in February, Absci selected a development candidate to advance into IND-enabling studies. Absci expects to submit an IND for ABS-101 in the first quarter of 2025. Subject to clearance of the IND, Absci expects to initiate Phase 1 studies for this program shortly thereafter, with an interim Phase 1 data readout expected in the second half of 2025.
•ABS-201 (potential best-in-class antibody for undisclosed dermatology target): ABS-201 is designed for an undisclosed dermatological indication with significant unmet need, where the efficacy of the pharmacological standard of care is not satisfactory. Absci anticipates selecting a development candidate for this program in the second half of 2024.
•ABS-301 (potential first-in-class antibody for undisclosed immuno-oncology target): ABS-301 is a fully human antibody designed to bind to a novel target discovered through Absci's Reverse Immunology platform. This antibody inhibits an immunosuppressive cytokine and is believed to stimulate innate immune response. ABS-301 is being evaluated for a broad applicability to a variety of oncology indications, and comprehensive profiling of this program is in progress. Absci anticipates completion of mode-of-action validation studies for this program in the second half of 2024.
•Additional Internal Pipeline Programs: In addition to further development of ABS-101, ABS-201, and ABS-301, Absci expects to advance at least one additional internal asset program to a lead stage in 2024.

Exhibit 99.1
•Drug Creation Partnerships: Absci anticipates signing additional drug creation partnerships with at least four Partners in 2024, including one or more multi-program partnerships.
Absci expects a gross use of cash, cash equivalents, and short-term investments of approximately $80 million for the fiscal year ending December 31, 2024. This amount includes the expected costs associated with completing the IND-enabling studies for ABS-101 with a third-party CRO.
Absci continues to focus its investments and operations on advancing its internal pipeline of programs, alongside current and future partnered programs, while achieving ongoing platform improvements and operational efficiencies. Based on the company's current plans, Absci believes its existing cash and cash equivalents and short-term investments, including the net proceeds from the recent underwritten offering of common stock, will be sufficient to fund its operations into the first half of 2027.
Fourth Quarter 2023 Financial Results
Revenue was $0.3 million for the three months ended December 31, 2023 compared to $1.6 million for the three months ended December 31, 2022. This decrease was driven by mix of partnered and internal programs, and related progress.
Research and development expenses were $12.3 million for the three months ended December 31, 2023 compared to $11.3 million for the three months ended December 31, 2022. This increase was primarily driven by lower laboratory operational costs from continued efficiencies, offset by an increase in stock compensation expense.
Selling, general, and administrative expenses were $9.3 million for the three months ended December 31, 2023 compared to $7.7 million for the three months ended December 31, 2022. This increase was due to an increase in stock compensation expense, offset by continued reductions in administrative costs.
Net loss was $23.5 million for the three months ended December 31, 2023, as compared to $19.5 million for the three months ended December 31, 2022.
Full Year 2023 Financial Results
Revenue was $5.7 million for the twelve months ended December 31, 2023 compared to $5.7 million for the twelve months ended December 31, 2022.
Research and development expenses were $48.1 million for the twelve months ended December 31, 2023 compared to $58.9 million for the twelve months ended December 31, 2022. This decrease was primarily driven by lower laboratory operational costs, increased efficiencies, and reduced personnel costs.

Exhibit 99.1
Selling, general, and administrative expenses were $37.8 million for the twelve months ended December 31, 2023 compared to $40.6 million for the twelve months ended December 31, 2022. This decrease was primarily due to reductions in stock compensation expense and insurance costs.
Net loss was $110.6 million for the twelve months ended December 31, 2023, as compared to $104.9 million for the twelve months ended December 31, 2022.
Cash, cash equivalents, and short-term investments as of December 31, 2023 were $97.7 million, compared to $113.5 million as of September 30, 2023. During the twelve months ending December 31, 2023, Absci's gross use of cash, cash equivalents, and short-term investments, exclusive of partnered program and equipment financing receipts, was approximately $75 million, below the company's outlook of approximately $80 million. On March 1, 2024, Absci closed an underwritten public offering of common stock, raising gross proceeds of approximately $86.4 million, before deducting underwriting discounts and commissions and offering expenses.
About Absci
Absci is a data-first generative AI drug creation company that combines AI with scalable wet lab technologies to create better biologics for patients, faster. Our Integrated Drug Creation™ platform unlocks the potential to accelerate time to clinic and increase the probability of success by simultaneously optimizing multiple drug characteristics important to both development and therapeutic benefit. With the data to learn, the AI to create, and the wet lab to validate, we can screen billions of cells per week, allowing us to go from AI-designed antibodies to wet lab-validated candidates in as little as six weeks. Absci’s headquarters is in Vancouver, WA, with our AI Research Lab in New York City and an Innovation Center in Zug, Switzerland. Visit www.absci.com and follow us on LinkedIn (@absci), X (Twitter) (@Abscibio), and YouTube.
Availability of Other Information About Absci
Investors and others should note that we routinely communicate with investors and the public using our website (www.absci.com) and our investor relations website (investors.absci.com), including without limitation, through the posting of investor presentations, SEC filings, press releases, public conference calls and webcasts on these websites, as well as on X (Twitter), LinkedIn and YouTube. The information that we post on these websites and social media outlets could be deemed to be material information. As a result, investors, the media, and others interested in Absci are encouraged to review this information on a regular basis. The contents of our website and social media postings, or any other website that may be accessed from our website or social media postings, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Exhibit 99.1
Forward-Looking Statements
Certain statements in this press release that are not historical facts are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements containing the words “will,” “pursues,” “anticipates,” “plans,” “believes,” “forecast,” “potential,” “estimates,” “extends,” “expects,” and “intends,” or similar expressions. We intend these forward-looking statements, including statements regarding our expectations regarding business operations, financial performance, and results of operations, including our expectations and guidance regarding the success of our partnerships and the total dollar value of, and milestone and royalty payments due under, our partnership agreements, the gross use of cash, cash equivalents, and short-term investments, our projected cash usage, needs, and runway, our expectations regarding the number of partners and number of programs included in such partnerships, our technology development efforts and the application of those efforts, including accelerating drug development timelines, increasing probability of successful drug development and developing better product candidates, our drug discovery and development activities related to drug creation partnerships and our internal therapeutic asset programs, the progress, milestones and success of our internal asset programs, including the timing for various stages of candidate selection, IND submission, initiating clinical trials, the generation and disclosure of data related to these programs, the translation of preclinical results and data into product candidates, and the significance of preclinical results for our internal asset programs, including in comparison to competitor molecules, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and we make this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks and uncertainties relating to obtaining and maintaining necessary approvals from the FDA and other regulatory authorities, replicating in clinical trials positive results found in preclinical studies, our dependence on third parties to support our internal development programs, including for the manufacture and supply of preclinical and clinical supplies of our product candidates or components thereof, our ability to effectively collaborate on research, drug discovery and development activities with our partners or potential partners, our existing and potential partners’ ability and willingness to pursue the development and commercialization of programs or product candidates under the terms of our partnership agreements, and overall market conditions and regulatory developments that may affect our and our partners’ activities under these agreements, along with those risks set forth in our most recent periodic report filed with the U.S. Securities and Exchange Commission,

Exhibit 99.1
as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Investor Contact:
Alex Khan
VP, Finance & Investor Relations
investors@absci.com

Media Contact:
press@absci.com
absci@methodcommunications.com

Exhibit 99.1
Absci Corporation
Condensed Consolidated Statements of Operations

	(Unaudited)
	For the Three Months Ended December 31,		For the Years Ended December 31,
(In thousands, except for share and per share data)	2023	2022	2023	2022
Revenues
Technology development revenue	$338	$1,435	$5,718	$4,529
Collaboration revenue	—	122	—	1,218
Total revenues	338	1,557	5,718	5,747
Operating expenses
Research and development	12,269	11,315	48,067	58,908
Selling, general and administrative	9,324	7,749	37,832	40,552
Depreciation and amortization	3,484	3,586	13,999	13,037
Goodwill impairment	—	—	21,335	—
Total operating expenses	25,077	22,650	121,233	112,497
Operating loss	(24,739)	(21,093)	(115,515)	(106,750)
Other income (expense)
Interest expense	(204)	(287)	(1,010)	(972)
Other income, net	1,446	1,409	6,059	2,357
Total other income, net	1,242	1,122	5,049	1,385
Loss before income taxes	(23,497)	(19,971)	(110,466)	(105,365)
Income tax (expense) benefit	(48)	500	(100)	461
Net loss	$(23,545)	$(19,471)	$(110,566)	$(104,904)

Net loss per share: Basic and diluted	$(0.25)	$(0.21)	$(1.20)	$(1.15)

Weighted-average common shares outstanding: Basic and diluted	92,573,406	91,321,166	92,028,016	90,845,629

Exhibit 99.1
Absci Corporation
Condensed Consolidated Balance Sheets

	December 31,	December 31,
(In thousands, except for share and per share data)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$72,362	$59,955
Restricted cash	16,193	15,023
Short-term investments	25,297	104,476
Receivables under development arrangements, net	2,189	1,550
Prepaid expenses and other current assets	4,537	5,859
Total current assets	120,578	186,863
Operating lease right-of-use assets	4,490	5,319
Property and equipment, net	41,328	52,723
Intangibles, net	48,253	51,622
Goodwill	—	21,335
Restricted cash, long-term	1,112	1,864
Other long-term assets	1,537	1,282
TOTAL ASSETS	$217,298	$321,008
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,503	$2,412
Accrued expenses	19,303	20,481
Long-term debt	3,258	2,946
Operating lease obligations	1,679	1,690
Financing lease obligations	641	2,296
Deferred revenue	3,174	445
Total current liabilities	29,558	30,270
Long-term debt, net of current portion	4,660	7,984
Operating lease obligations, net of current portion	5,643	7,317
Finance lease obligations, net of current portion	76	750
Deferred tax liability, net	186	238
Deferred revenue, long-term	966	—
Other long-term liabilities	33	35
TOTAL LIABILITIES	41,122	46,594

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	9	9
Additional paid-in capital	582,699	570,454
Accumulated deficit	(406,495)	(295,929)
Accumulated other comprehensive loss	(37)	(120)
TOTAL STOCKHOLDERS' EQUITY	176,176	274,414
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$217,298	$321,008